[DECHERT PRICE & RHOADS LETTERHEAD]



                                 April 30, 1999


Gardner Lewis Investment Trust
107 North Washington Street
Post Office Box 4365
Rocky Mountain, NC  27803-0365

Re: Post-Effective Amendment No. 19 to Registration Statement on Form N-1A for Gardner Lewis Investment Trust ("Trust") (File Nos. 33-53800 and 811-07324

Dear Sirs and Madams:

                  We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in the Post-Effective Amendment No. 19 to the Trust's Registration Statement.

                                               Very truly yours,



                                               Dechert Price & Rhoads